Exhibit 77O

       Transactions effected pursuant to Rule 10f-3
PACIFIC FUNDS
PF Van Kampen Mid-Cap Growth Fund
Report Pursuant to Rule 10f-3
Quarter Ended September 30, 2005

Comparable Securities
Securities Purchased(1)(2)(3)(1)Name of
Issuer Adams Respiratory Therapeutics, Inc Aspreva Pharmaceuticals
Corp
Micrus Endovascular Corp
N/A
(2)
Description of Security (name,
coupon, maturity, subordination, common stock, etc.)
Common Stock
Common Stock
Common Stock
N/A
(3)
Date of
Purchase
07/20/2005
N/A
N/A
N/A
(4)
Unit
Price
$17.00
$11.00
$11.00
N/A
(5)
Current Yield
N/A
N/A
N/A
N/A
(6)
Yield to
Maturity
N/A
N/A
N/A
N/A
(7)
Principal Amount of Total
Offering
$135,150,000
$79,200,000
$35,750,000
N/A
(8)
Underwriting
Spread
$1.19
$0.77
$0.77
N/A
(9)
Names of Underwriters (prospectus may
be attached)
Merrill Lynch & Co, Morgan Stanley, Deutsche Bank
Securities, RBC Capital Markets
Merrill Lynch & Co, Bank of
America Securities LLC, Pacific Growth Equities, LLC
A.G. Edwards,
Needham & Company, LLC
N/A
(10)
Years of Continuous Operation
At least 3 years
At least 3 years
N/A
N/A
(11)
Dollar Amount of
Purchase
$2,584
N/A
N/A
N/A
(12)
% of Offering Purchased by
Fund
0.002%
N/A
N/A
N/A
(13)
% of Offering Purchased by Associated
Accounts
1.634%
N/A
N/A
N/A
(14)
Sum of (12) and
(13)
1.636%
N/A
N/A
N/A
(15)
% of Fund Assets Applied to
Purchase
0.006%
N/A
N/A
N/A
(16)
Name(s) of Underwriter(s) or Dealer(s)
from whom Purchased
Merrill Lynch
N/A
N/A
N/A
(17)
Is Fund Manager a
Manager or Co-Manager in Offering
Yes (MS & Co. as an affiliate
of the Fund)
N/A
N/A
N/A

Exhibit 77O continued
PACIFIC FUNDS
PF Van Kampen Mid-Cap Growth Fund
Report Pursuant to Rule 10f-3
Quarter Ended September 30, 2005

Eligibility (check one):	X  registered public offering
government security       Eligible Municipal Security
Eligible Foreign Offering      Eligible Rule 144A Offering
Check if the following conditions have been met
(and discuss any exceptions):
X	The securities were purchased (1) prior to the end of the
first day on which any sales were made at a price that did not exceed the price paid by each other purchaser in the offering or any concurrent offering of the securities (excepting, in an Eligible Foreign Offering, rights required by law to be granted to existing security holders) and (2) on or before the fourth day before termination, if a rights offering.
X	The securities were offered pursuant to an underwriting or
similar agreement under which the underwriters were committed to purchase all the securities offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.
X	The commission, spread or profit was reasonable and fair in
relation to that being received by others for underwriting
similar securities during a comparable period of time.
X	Except for Eligible Municipal Securities, the issuer of
such securities has been in continuous operation for not less than three years (including the operations of predecessors).
	In the case of Eligible Municipal Securities, the issuer has been rated investment grade by at least one NRSRO, provided that, if the issuer or entity supplying the funds from which the issue is to be paid has been in continuous operation for less than three years (including the operations of any predecessors)
the securities must have been rated within the top three rating categories by an NRSRO.
X	Percentage of offering purchased by the Portfolio and other
funds advised by the same investment adviser (or its affiliates)
or accounts with respect to which the same investment adviser (or its affiliates) has, and has exercised, investment discretion, did not exceed: (a) for Eligible Rule 144A offering, 25% of the total of (1) principal amount of offering of such class sold by underwriters to qualified institution buyers plus (2) principal amount of class in any concurrent public offering; (b) other securities, 25% of principal amount of offering of class.
Identify such other purchasers:
X	The Portfolio did not purchase the securities being offered
directly or indirectly from an Affiliated Underwriter, provided that a purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter so long as (a) such Affiliated Underwriter did not benefit directly or indirectly from, the transaction, and, (b) in the case of Eligible Municipal Securities, the purchase was not designated as a group sale or otherwise allocated to the account of any Affiliated Underwriter.

Check below if written statements of issuer, syndicate manager, or underwriter or seller of securities were relied upon to determine:
the securities were sold in an Eligible Rule 144A Offering; compliance with the first condition, above, regarding time and price.
Attach copy of written statement for each box checked.
The Portfolio Manager hereby certifies that the purchase of securities noted above under Securities Purchased complies with the Funds Rule 10f-3 Procedures.

Date: 10/10/2005				Signed: /s/Dennis Lynch

                                    Name:	Dennis Lynch
                                    Title:Fund Manager